UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

US GLOBAL NANOSPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 - 23339	13-3720542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2533 North Carson Street, Suite 5107 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 841-3246

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by US Global Nanospace, Inc. (the "Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2006, the Registrant entered into an Amended and Restated Consulting Agreement with Pat Scorzelli, a consultant. Pursuant to the Amended and Restated Consulting Agreement, Mr. Scorzelli will provide management consulting services to the Registrant, including, without limitation, services related to the marketing, demonstration, development, sale or licensing of the Registrant’s MAPSANDS™ technology. In exchange for the consulting services, the Registrant will pay Mr. Scorzelli $17,000 per month. The compensation will be payable in the Registrant’s common stock, which shall be issued from the US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan. The Amended and Restated Consulting Agreement is attached as an exhibit to this Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 24, 2006, the Registrant’s Board of Directors resolved to increase the number of directors to three and elected Mr. Scorzelli to fill the vacancy. The Board also appointed Mr. Scorzelli as its Chairman. Mr. Scorzelli will not receive any fees for the services he performs as a director.

Prior to becoming Chairman of the Board, Mr. Scorzelli served as a consultant to the Registrant pursuant to a Consulting Agreement dated March 22, 2006. Pursuant to the Consulting Agreement, the Registrant owes Mr. Scorzelli $1,000 for each day that he worked. The Consulting Agreement was amended and restated on May 24, 2006, as discussed in Item 1.01 above.

From 2005 to the present, Mr. Scorzelli has served as President of First Union Venture Group of Westport, Connecticut, a business consulting firm. From 2003 to 2005, Mr. Scorzelli served as President of Scanbury Inc. of New York, New York, a wireless technology company. From 2000 to 2003, Mr. Scorzelli served as President of International Wireless Communications, Inc. of Woburn, Massachusetts, a wireless infrastructure company.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

10.1	Amended and Restated Consulting Agreement, dated as of May 24, 2006, between US Global Nanospace, Inc. and Pat Scorzelli

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US GLOBAL NANOSPACE, INC. (Registrant)

Date: May 26, 2006	/s/ Carl Gruenler
Carl Gruenler, Chief Executive Officer